EXHIBIT 10.1

EXECUTION VERSION

SHAREHOLDER AGREEMENT

by and between

QUAKER CHEMICAL CORPORATION

and

THE SHAREHOLDERS PARTY HERETO

August 1, 2019

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TABLE OF CONTENTS

(continued)

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SHAREHOLDER AGREEMENT

This Shareholder Agreement (this “Agreement”) is made this 1st day of August, 2019, by and between Quaker Chemical Corporation, a Pennsylvania corporation (the “Company”), Gulf Hungary Holding Korlátolt Felelősségű Társaság, a Hungarian company (the “Direct Shareholder”), Gulf Oil International, Ltd., an exempted company incorporated under the laws of the Cayman Islands, and GOCL Corporation Limited, a public limited company incorporated in India (together with Gulf Oil International, Ltd., the “Beneficial Shareholders”).

RECITALS

WHEREAS, the Company, the Direct Shareholder and certain other Persons have entered into that certain Share Purchase Agreement, dated as of April 4, 2017 (the “Purchase Agreement”), which provides, upon the terms and subject to the conditions set forth therein, for the acquisition by the Company of all of the issued and outstanding equity interests of Global Houghton Ltd. (the “Transaction”), including all such equity interests of Global Houghton Ltd. held by the Direct Shareholder;

WHEREAS, in connection with the Transaction, the Direct Shareholder is receiving cash consideration and 4,273,951 shares (of which 369,498 shares comprise the stock portion of the Indemnification Escrow Amount attributable to the Direct Shareholder) of common stock, par value $1.00 per share (“Common Stock”) of the Company (such shares of Common Stock received by the Direct Shareholder, the “Shareholder Common Stock”);

WHEREAS, the Beneficial Shareholders, together, own, directly or indirectly, all of the issued and outstanding capital stock of the Direct Shareholder and shall benefit from the Direct Shareholder’s participation in the Transaction;

WHEREAS, the Board has increased the size of the Board to 11, resulting in three vacancies in the Board (the “Board Vacancies”);

WHEREAS, as a condition to the closing of the Transaction, the Company and the Shareholders have agreed to enter into this Agreement; and

WHEREAS, capitalized terms used but not defined in this Agreement shall have the meanings given to those terms in the Purchase Agreement.

NOW, THEREFORE, in consideration of representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the parties hereto agree as follows:

ARTICLE 1.          DEFINITIONS

As used in this Agreement, in addition to other terms defined elsewhere herein, the following terms have the respective meanings set forth below:

1.1.          Act. “Act” means the Securities Act of 1933, as amended.

1.2.         Affiliate. “Affiliate” has the meaning set forth under the Exchange Act and the rules thereunder.

1.3.         Beneficial Owner. “Beneficial Owner” with respect to a security means any Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security. A Person shall be deemed to be the Beneficial Owner of a security if that Person has the right to acquire Beneficial Ownership of such security (including by conversion or exchange). “Beneficially Own,” “Beneficial Ownership” and other related phrases shall have correlative meanings.

1.4.         Board. “Board” means the Board of Directors of Company as constituted from time to time.

1.5.         Business Day. “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in the City of New York are authorized or required by Law to be closed for business.

1.6.         Change in Control. “Change in Control” means the occurrence of any of the following:

(a)          the closing of any merger, combination, consolidation or similar business transaction involving the Company in which the holders of the Company’s Common Stock immediately prior to the transaction cease to hold more than 50% of the total voting power of the surviving company in such transaction immediately after such closing, including by way of acquisition, merger, recapitalization, reorganization, redemption, issuance of capital stock, consolidation, tender or exchange offer or otherwise;

(b)          the closing of any sale transaction or series of related sale transactions, including by way of a tender or exchange offer, in which a Person or Group would become the holder of more than 50% of the total voting power of the Company; or

(c)          any transaction or series of related transactions pursuant to which a Person or Group acquires all or substantially all of the assets of the Company and its subsidiaries, on a consolidated basis.

(d)          any actual election contest with respect to the election or removal of members of the Board or other actual solicitation of proxies or consents by or on behalf of a Person other than the Board pursuant to which the individuals who, immediately prior to such contest, constitute the Board (collectively, the “Incumbent Directors”) cease to constitute at least a majority of the members of the Board.

1.7.         Change in Control Proposal. “Change in Control Proposal” means a Person’s or Group’s proposal or offer to the Company or its shareholders regarding a Change in Control.

1.8.         Closing Date. “Closing Date” means the date of this Agreement.

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1.9.         Commission. “Commission” means the Securities and Exchange Commission of the United States.

1.10.        Common Stock Equivalents. “Common Stock Equivalents” means, collectively, Common Stock, options and warrants to subscribe for, purchase or otherwise acquire Common Stock and other securities directly or indirectly convertible into or exchangeable for Common Stock; provided, that, “Common Stock Equivalents” shall not include preferred stock or securities convertible into or exchangeable for preferred stock.

1.11.        Equity Securities. “Equity Securities” means, collectively, Common Stock, other capital stock of the Company and other securities directly or indirectly convertible into or exchangeable for capital stock of the Company or rights, options or warrants to subscribe for, purchase or otherwise acquire capital stock of the Company.

1.12.        Exchange Act. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.13.        Governance Restricted Period. “Governance Restricted Period” means the period of time beginning on the Closing Date and ending on the date that is six months after the first day on which no individuals nominated or designated by the Direct Shareholder to serve as members of the Board pursuant to ARTICLE 6 are serving as members of the Board.

1.14.        Group. “Group” has the meaning ascribed to such term under the Exchange Act.

1.14        “Holder” means any Shareholder that holds any Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 9.3 hereof.

1.16.        Independent Director. “Independent Director” means a member of the Board who qualifies, as of the date of such member’s appointment and as of any other date on which the determination is being made, as an “Independent Director” under the listing requirements of the New York Stock Exchange, as amended from time to time.

1.17.        Investment Banking Firm. “Investment Banking Firm” means an internationally recognized investment banking firm.

1.18.        New Securities. “New Securities” means any Equity Securities other than:

(a)          Common Stock Equivalents issued to employees or directors of, or consultants to, the Company or its subsidiaries pursuant to a plan approved by the Board or the Compensation Committee thereof;

(b)          Equity Securities issued to any Shareholder or its assigns;

(c)          Common Stock issued pursuant to the conversion, exercise or exchange of convertible, exercisable or exchangeable securities (i) outstanding on the date hereof or (ii) which have been issued after the date hereof pursuant to an offering for which notice was

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provided to the Shareholders in accordance with Section 3.2 and the Company otherwise complied with Article 3;

(d)          Equity Securities issued by reason of a dividend, stock split, stock combination, recapitalization, split-up or other distribution with respect to shares of the capital stock of the Company;

(e)          a private placement of Common Stock Equivalents to bank lenders or other financial institution lenders pursuant to a bona fide, arm’s length transaction approved by the Board in which such lenders provide debt financing to the Company or any Company Subsidiary;

(f)          Common Stock Equivalents issued pursuant to the acquisition by the Company or any of its subsidiaries of another entity that is not an Affiliate of the Company, by merger or purchase of all or substantially all of the assets or equity interests , in each case, approved by the Board;

(g)          Common Stock Equivalents issued in connection with a strategic investment, including a joint venture, in or with an entity that prior thereto is not an Affiliate of the Company relating to the operation of the Company’s or any Company Subsidiary’s business and not for the primary purpose of raising equity capital, to the extent such strategic investment and the Common Stock issuance is approved by the Board;

(h)          Common Stock issued pursuant to the conversion, exercise or exchange of any of the Equity Securities described in the foregoing clauses (a)-(f).

1.19.       Percentage Ownership. “Percentage Ownership” of a Person as of any time means the Common Stock held by such Person divided by the total number of shares of Common Stock then issued and outstanding.

1.20.       Person. “Person” means any individual, partnership, association, corporation, trust, limited liability company, formal or informal business association or other entity.

1.21.       Principal Trading Market. “Principal Trading Market” means the principal trading exchange or national automated stock quotation system on which the Common Stock is traded or quoted, which, as of the date hereof, is the New York Stock Exchange.

1.22.       Registrable Securities. “Registrable Securities” means (a) any shares of Shareholder Common Stock issued to the Direct Shareholder pursuant to the Purchase Agreement and held by a Shareholder or any of their respective Affiliates or any Holder and (b) any shares of Common Stock issued or issuable with respect to any shares described in clause (a) above by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the Common Stock (it being understood that, for purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain

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from the Company any Registrable Securities, whether or not such acquisition has actually been effected).

1.23.       Shareholder Designee. “Shareholder Designee” means any member of the Board who has been designated by the Direct Shareholder pursuant to this Agreement.

1.24.       Shareholders. “Shareholders” means, collectively, the Direct Shareholder and the Beneficial Shareholders.

ARTICLE 2.         RESTRICTIONS ON Purchases and Sales

2.1.         No Purchases.

(a)          From the Closing Date until the date that is two years after the Closing Date, except as otherwise permitted in ARTICLE 3, no Shareholder shall acquire, directly or indirectly (including by acquiring Beneficial Ownership thereof), any Equity Securities; provided that this provision shall not restrict a Shareholder from acquiring Equity Securities from another Shareholder or from any Affiliate of a Shareholder, in each case, pursuant to Section 2.2(c) or Section 2.3(a).

(b)           If, in violation of Section 2.1(a), a Shareholder acquires any Equity Securities, then such Shareholder shall be required to dispose of such Equity Securities (or an equivalent number of other Equity Securities) by promptly selling such Equity Securities into the public market; provided, however, that such Shareholder shall not be obligated to sell any such Equity Securities pursuant to this Section 2.1(b) until such time as such sale would not subject such Shareholder to liability under Section 16(b) of the Exchange Act or any other applicable provision of federal or state law; and, provided further, that such Shareholder shall not be entitled to the economic benefit of or to vote such Equity Securities between the time such Equity Securities were acquired by such Shareholder and such Shareholder’s disposal of such Equity Securities. This Section 2.1(b) shall not limit any remedies that the Company may be entitled to with respect to a breach of Section 2.1(a).

2.2.         Six-Month Lockup. From the Closing Date until the date that is six months after the Closing Date, no Shareholder shall offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Shareholder Common Stock; provided, however, that any Shareholder may offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any such Shareholder Common Stock (a) in a transaction approved by a majority of the Independent Directors (such approval, “Independent Director Approval”), (b) in connection with a transaction, including a Change in Control, approved by a majority of the Board and/or (c) to an Affiliate of a Shareholder, provided that such Affiliate agrees in writing to be bound by all of the obligations of such Shareholder hereunder and such Shareholder shall continue to be bound by its obligations hereunder.

2.3.         Two-Year Limitation on Private Block Trades. From the Closing Date until the date that is two years after the Closing Date, the Shareholders shall not directly or indirectly sell or transfer any Shareholder Common Stock representing more than 7% of the then outstanding Common Shares in a private transaction or series of related transactions to the same Person or Group; provided, however, that, subject to Section 2.2:

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(a)          any Shareholder may directly or indirectly sell or transfer any Shareholder Common Stock (i) in a transaction that has received Independent Director Approval; (ii) if the Shareholders collectively own less than 10% of the outstanding Common Shares and do not have the right to appoint directors to the Board immediately prior to such Sale, (iii) in a transaction, including a Change in Control, that is approved by a majority of the Board, (iv) that is registered for sale in an offering pursuant to ARTICLE 4 and/or (v) to an Affiliate of a Shareholder, provided that such Affiliates agrees in writing to be bound by all of the obligations of such Shareholder hereunder and such Shareholder shall continue to be bound by its obligations hereunder; and

(b)          a Shareholder may pledge its Shareholder Common Stock to a bank or other financial institution as collateral in connection with a bona fide debt financing transaction; provided that such pledgee has agreed that such Shareholder Common Stock remains subject to the transfer and other restrictions provided herein (with such provisions applying to such pledgee as they apply to such Shareholder).

ARTICLE 3.         Participation rightS

3.1.          General. During the Governance Restricted Period, on the terms and subject to the conditions specified in this ARTICLE 3, in the event the Company proposes to offer or sell any New Securities, the Company shall first make an offering of such New Securities to the Direct Shareholder in accordance with the following provisions of this ARTICLE 3; provided however that the filing of a Form S-3 registration statement pursuant to the Act shall not in and of itself constitute a proposal by the Company to offer or sell any New Securities for the purposes of this ARTICLE 3 unless and until such time as the Company specifically proposes to offer and sell any New Securities pursuant to such registration statement. The Company shall have the right to terminate or withdraw any offering or sale of New Securities by the Company prior to the closing of such offering or sale, whether or not the Direct Shareholder has elected to exercise its right pursuant to this ARTICLE 3 to purchase any New Securities in such offering or sale.

3.2.          Notice of Offering. In the event the Company proposes to offer or sell any New Securities, the Company shall deliver a written notice (the “Offer Notice”) to the Direct Shareholder stating (a) its bona fide intention to offer such New Securities, (b) the number of such New Securities to be offered, (c) the price and terms upon which it proposes to offer such New Securities and (d) the date on which the offering is scheduled to close.

3.3.          Notification of Exercise. By written notification received by the Company within 30 days after delivery of the Offer Notice, the Direct Shareholder may elect to purchase, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the Percentage Ownership of the Direct Shareholder on the date of the Offer Notice (assuming the conversion and exercise of all rights, options, warrants and similar securities to subscribe for, purchase or otherwise acquire Common Stock). In the event that New Securities are sold at different prices in the offering, the Direct Shareholder shall pay, per share, the weighted average of the prices in the offering.

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3.4.          Unsubscribed Securities. The Company may sell any New Securities not subscribed for by the Direct Shareholder in accordance with Sections 3.2 and 3.3 to any Person or Persons at a price not less, and upon other terms not more favorable to the offeree, than those specified in the Offer Notice. To the extent such New Securities are not sold within 90 days of the delivery of the Offer Notice, such New Securities shall not be offered to any Person or Persons unless first reoffered to the Direct Shareholder in accordance with this ARTICLE 3.

3.5.          Requirements of Principal Trading Market. Notwithstanding any other provision of this Agreement to the contrary, if, by reason of the listing or other requirements of the Principal Trading Market, the issuance by the Company of any New Securities pursuant to this ARTICLE 3 requires approval of the Company’s shareholders, then the Company’s obligation to issue and sell such New Securities to the Direct Shareholder shall be subject to receipt of such shareholder approval, which the Company shall use commercially reasonable efforts to obtain as soon as possible after the date on which the Direct Shareholder shall otherwise become entitled to purchase such additional New Securities from the Company pursuant to this ARTICLE 3, provided that this approval and issuance of New Securities to the Direct Shareholder may occur subsequent to the issuance of New Securities to other purchasers.

ARTICLE 4.          REGISTRATION RIGHTS

4.1.          Duration of Registration Rights. As to any particular Registrable Securities, a Holder’s rights to have the Company register such Registrable Securities provided in this ARTICLE 4 shall terminate (i) when such securities have been registered under the Act and sold or otherwise disposed of in accordance with the intended method of distribution by the seller or sellers thereof set forth in the Registration Statement covering such Registrable Securities, (ii) when such securities have been transferred in compliance with Rule 144 under the Act or (iii) on the date as of which such securities have become eligible for sale pursuant to Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1), as set forth in a written opinion of counsel to such effect, addressed, delivered and reasonably acceptable to the applicable transfer agent and the Holder(s) of such Registrable Securities, and, based upon such opinion, the legend referred to in Section 5.5(a) hereof, to the extent that such legend refers to registration under the Act, shall have been removed.

4.2.          Demand Registration Covenant.

 (a)          If the Holders of at least a majority of the Registrable Securities then outstanding request in writing (a “Demand Registration Request”) that the Company register under the Act at least 8% of the Registrable Securities then held by all Holders (or a lesser percent if the anticipated aggregate offering price, net of any underwriting discounts and selling commissions, would exceed $50 million), the Company shall use reasonable efforts to cause the offering and sale to be registered pursuant to the Act and as provided in this ARTICLE 4 (a “Demand Registration”). In connection therewith the Company shall prepare and as soon as practicable after receipt of such request file with the Commission a registration statement under the Act covering all Registrable Securities which the Holders request to be registered (any such form, a “Registration Statement”), which shall, if the Company is then qualified to do so, be on Form S-3. Each Demand Registration Request shall specify the amount of Registrable Securities

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intended to be offered and sold, shall express such Holder’s present intent to offer such Registrable Securities for distribution, shall describe the nature or method of the proposed offer and sale, and shall contain the undertaking of the Holders to comply with all applicable requirements of this ARTICLE 4.

(b)          The Company shall use its reasonable efforts to qualify and remain qualified to register the offer and sale of securities under the Act pursuant to a Registration Statement on Form S-3 (or any successor form). The Company shall use its reasonable efforts to cause any Registration Statement related to a Demand Registration to be declared effective by the Commission as soon as practicable after receipt of the corresponding Demand Registration Request. If so requested by any such Holder or Holders of Registrable Securities, the Company shall take such steps as are required to register such Registrable Securities for sale on a delayed or continuous basis under Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration”) pursuant to a Registration Statement on Form S-3 or the then appropriate form for such an offering (a “Shelf Registration Statement”).

(c)          The Company shall not include in any Demand Registration or any shelf takedown from a Shelf Registration Statement any securities which are not Registrable Securities without the prior written consent of the Holders of a majority of the Registrable Securities initially requesting such Demand Registration or shelf takedown, which consent shall not be unreasonably withheld or delayed. If the Holders initiating the Demand Registration Request intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their Demand Registration Request and the Company shall include such information in the Registration Statement (an “Underwritten Offering”). The underwriters shall be one or more Investment Banking Firms selected by the Holders proposing to distribute their securities in such Demand Registration, provided that such Investment Banking Firms are reasonably satisfactory to the Company. The Holders proposing to distribute their securities through such underwriting shall, together with the Company, enter into an underwriting agreement in customary form with the Investment Banking Firm or Investment Banking Firms selected for such underwriting. If, in the written opinion of the Investment Banking Firms, marketing factors require a limitation of the number of shares to be underwritten, and if the total amount of securities that the Holders request pursuant to Section 4.2 to be included in such offering exceeds the amount of securities that the Investment Banking Firms reasonably believe compatible with the success of the offering, the Company shall only be required to include in the offering the amount of Registrable Securities that the Investment Banking Firms believe will not jeopardize the success of the offering, and the Registrable Securities that are included in such offering shall be allocated pro rata among the respective Holders on the basis of the number of Registrable Securities owned by each such Holder; provided, however that the Company shall include in such Demand Registration, in order of priority: (i) first, the Registrable Securities that the Holders propose to sell, and (ii) second, the shares of Common Stock proposed to be included therein by any other Persons (including shares of Common Stock to be sold for the account of the Company or other holders of Common Stock) allocated among such Persons in such manner as they may agree.

(d)          The Company shall not be obligated to effect, or to take any action to effect, during any six (6) month period more than one Demand Registration that has become effective pursuant to this Section 4.2; provided that the Company shall not be obligated to effect,

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or to take any action to effect, any Underwritten Offering pursuant to this Section 4.2 (i) after the Company has effected two Underwritten Offerings pursuant to Section 4.2(c) or (ii) more than once during any twelve (12) month period (provided that the Registration Statement applicable to such Underwritten Offering became effective). In addition, the Company shall not be obligated to effect, or take any action to effect, any Demand Registration from the Closing Date until the date that is six months after the Closing Date.

4.3.         Piggyback Registration Covenant. If the Company shall propose registration under the Act of a public offering of Common Stock (other than pursuant to a registration statement contemplated by section 6.23 of the Purchase Agreement), the Company shall give prompt written notice of such fact or proposed registration to the Holders and shall use commercially reasonable efforts to cause the registration of such number of shares of Common Stock then owned by the Holders as the Holders request, within 20 days after receipt by the Holders of such notice from the Company, to be included, upon the same terms (including the method of distribution) of any such offering; provided, however, that: (a) the Company shall not be required to give notice or include such Common Stock in any such registration if the proposed registration is primarily (i) a registration of a stock option or compensation plan or of securities issued or issuable pursuant to any such plan, or (ii) a registration of securities proposed to be issued by the Company in exchange for securities or assets of, or in connection with the Company’s merger, acquisition or consolidation with, another entity; and (b) the Company may, in its sole discretion and without the consent of the Holders, withdraw such Registration Statement and abandon the proposed offering, provided, however, that the Company promptly gives the Shareholders written notice of such action.

4.4.         Company’s Obligations in Connection with Registrations. In connection with any registration of Registrable Securities undertaken by the Company under ARTICLE 4, the Company shall, as expeditiously as reasonable possible:

(a)          in the case of a registration of Registrable Securities effected by the Company pursuant to Section 4.2, prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its reasonable efforts to cause such Registration Statement to become effective and, upon the request of the Holders, use reasonable efforts to keep such Registration Statement effective for a period of up to 120 days or, if earlier, until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120 day period shall be extended for a period of time equal to the period a Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration and (ii) in the case of any Shelf Registration, such 120 day period shall at the request of the Holders be extended for up to 365 days (or, if earlier, until the date as of which the Registrable Securities may be sold pursuant to Rule 144 under the Act without limitation or restriction under any of the requirements of Rule 144, including volume or manner-of-sale restrictions and the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1), as set forth in a written opinion of counsel to such effect, addressed, delivered and reasonably acceptable to the applicable transfer agent, the Company and the Holder(s) of such Registrable Securities), if necessary, to keep the Registration Statement effective until all such Registrable Securities are sold;

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(b)          furnish to the Holders or their underwriters such copies of any prospectus (including any preliminary prospectus) in conformity with the requirements of the Act and such other documents as the Holders may reasonably request, in order to facilitate and effect the offering and sale of the Registrable Securities;

(c)          use commercially reasonable efforts to qualify the securities offered under applicable blue sky or other state securities laws of such jurisdictions reasonably requested by the Holders to enable the Holders to offer and sell the Registrable Securities; provided, however, that Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified;

(d)          in the event of any Underwritten Offering, subject to Section 4.2(d), enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(e)          instruct the transfer agent(s) and the registrar(s) of the Company’s securities to release any stop transfer orders with respect to the Registrable Securities being sold;

(f)          promptly prepare and file with the Commission such amendments and prospectus supplements, including post-effective amendments, to the applicable Registration Statement as the Company determines may be necessary or appropriate, and use commercially reasonable efforts to have such post-effective amendments declared effective as promptly as practicable; cause the related prospectus to be supplemented by any prospectus supplement, and as so supplemented, to be filed with the Commission; and notify the Holders of any securities included in such registration statement and the underwriters thereof, if any, promptly when a prospectus, any prospectus supplement or post-effective amendment must be filed or has been filed and, with respect to any post-effective amendment, when the same has become effective, and make the same available to such Holders and their underwriters;

(g)          furnish to each Holder and the underwriter thereof, if any, a signed counterpart, addressed to each Holder and underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Holders or such underwriters may reasonably request; and

(h)          use commercially reasonable efforts to cause all such Registrable Securities to be listed in the Principal Trading Market, and on each securities exchange on which similar securities issued by the Company are then listed.

4.5.         Conditions to Obligations of Company Under Registration Covenants. The Company’s obligations to register the Registrable Securities owned by the Holders under ARTICLE 4 are subject to the following conditions:

(a)          The Company shall be entitled to postpone for up to 90 days the filing of any Registration Statement under Section 4.2, if at the time it receives the request for registration the Board determines, in its sole discretion, that such registration and offering would (i) require premature disclosure of material information that the Company has a bona fide

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business purpose for preserving as confidential, (ii) render the Company unable to comply with requirements under the Act or the Exchange Act or (iii) materially interfere with any significant financing, acquisition, corporate reorganization, Company-initiated registration or other transaction involving the Company or any of its Affiliates; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during while such postponement is in effect. The Company shall promptly give the Holders written notice of such determination.

(b)          The Company may require that the number of shares of Registrable Securities offered for sale by a Holder pursuant to a request for registration under Section 4.3 be decreased or excluded entirely if, in the opinion of Company’s Investment Banking Firm, marketing factors require a limitation of the number of shares to be underwritten and the total amount of securities that the Holders request pursuant to Section 4.3 to be included in such offering exceeds the amount of securities that such Investment Banking Firm reasonably believes compatible with the success of such offering. If the Company shall require such a reduction, each Holder shall have the right to withdraw from the offering. For purposes of Section 4.2(d), a registration shall not be counted as “effected” if, as a result of the foregoing, more than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such Registration Statement are actually excluded.

(c)          If a Holder requests registration pursuant to Section 4.2, the Company will, subject to Section 4.2(d), enter into an underwriting agreement containing terms customarily included in underwriting agreements with an issuer for a secondary distribution.

(d)          Each Holder that holds Registrable Securities included in the Registration Statement shall use commercially reasonable efforts to not sell in excess of 10% of the then outstanding Common Stock to one Person or Group.

(e)          Each Holder whose Registrable Securities are being registered, and each underwriter designated by such Holder, will furnish to the Company such information and materials as the Company may reasonably request and as shall be required in connection with the action to be taken by the Company. To the extent possible the Holders shall provide the Company with any information and materials required to obtain acceleration of the effective date of the Registration Statement.

(f)          Each Holder that holds Registrable Securities included in the Registration Statement shall not (until further written notice) effect sales thereof after receipt of written notice from the Company to suspend sales, to permit the Company to correct or update a Registration Statement or prospectus; provided, however, that the obligations of the Company with respect to maintaining any Registration Statement current and effective shall be extended by a period of days equal to the period such suspension is in effect.

(g)          At the end of the period during which the Company is obligated to keep any Registration Statement current and effective (and any extensions thereof required by the preceding paragraph), and upon receipt of notice from the Company of its intention to remove from registration the securities covered by such Registration Statement that remain

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unsold, Holders of Registrable Securities included in the Registration Statement shall discontinue sales of such Registrable Securities pursuant to such Registration Statement, and each such Holder shall notify the Company of the number of shares registered belonging to such Holder that remain unsold promptly following receipt of such notice from the Company.

(h)          In connection with any sale of Registrable Securities registered pursuant to ARTICLE 4 that is effected by means of an Underwritten Offering, the Holders shall, if required by the underwriters, enter into customary agreements with the underwriters in connection with any such offering pursuant to which each Holder shall agree not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Equity Securities, whether now owned or hereafter acquired by such Holder or with respect to which such Holder has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Equity Securities or other securities, in cash or otherwise (in each case, other than those Registrable Securities included in such registration pursuant to this ARTICLE 4 and subject to other customary exceptions) without the prior written consent of the Company (and any underwriters of such offering), for a period designated by the Company in writing to the Holder, which period shall not begin more than 10 days prior to the effectiveness of the Registration Statement pursuant to which such offering shall be made and shall not last more than 90 days after the effective date of such registration statement.

4.6.         Suspension of Registration. Notwithstanding anything to the contrary set forth in this Agreement, each Shareholder that intends to sell or distribute Registrable Securities registered under a Registration Statement pursuant to Section 4.2 or 4.3 shall, at least two Business Days prior to such sale or distribution, provide written notice thereof to the Company (a “Sale Notice”) and such Holder shall not sell or distribute such Registrable Securities unless it has timely provided such Sale Notice and until the expiration of such two-Business Day period. If, in response to a Sale Notice, the Company provides to such Holder a certificate signed by an executive officer of the Company stating that, in the good faith judgment of the Company, such sale or distribution would require disclosure of non-public material information not otherwise required to be disclosed under Law and the Company has a bona fide business purpose for preserving the confidentiality of such information (the “Restriction”), then the Company may, by written notice thereof to such Holder (a “Suspension Notice”), suspend use of such Registration Statement by such Holder until the expiration of the Restriction (a “Suspension”). Upon receipt of a Suspension Notice, such Holder shall suspend all sales and distributions of Registrable Securities and suspend use of the applicable prospectus and any issuer free writing prospectuses in connection with all such sales and distributions. The Company shall promptly notify such Holder upon the termination of a Suspension.

4.7.         Expenses.

(a)          All expenses (other than Selling Expenses) incurred in connection with registrations, filings, qualifications and distributions of Registrable Securities pursuant to this ARTICLE 4 including (i) all registration, filing and qualification fees, (ii) underwriting

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expenses (other than discounts or selling commissions); (iii) printers’ and accounting fees and disbursements and (v) fees and disbursements of counsel for the Company, shall be borne and paid by the Company. As used herein, “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes attributable to the Holders’ sale of Registrable Securities pursuant to this Agreement and all fees and disbursements of counsel for any Holder.

(b)          Selling Expenses relating to the offer and sale of Registrable Securities registered under the Act pursuant to this Agreement , including without limitation fees and disbursements of counsel to the selling Holders, shall be borne by the Holders, pro rata in proportion to the number of Registrable Securities included in such registration for each such Holder; provided, however, that if any individual Holder retains separate counsel, it shall be responsible for 100% of the fees and disbursements of that separate counsel.

4.8.         Indemnification.

(a)          In the case of each registration effected by the Company pursuant to Section 4.2 or 4.3, to the extent permitted by law, the Company (in such capacity, an “indemnifying party”) agrees to indemnify and hold harmless each Holder, its officers and directors, stockholders, legal counsel, accountants, and each underwriter within the meaning of Section 15 of the Act for such Holder, against any and all losses, claims, damages, costs, expenses, liabilities or actions to which they or any of them may become subject under the Act or any other statute or common law, including any amount paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the written consent of the Company, and to reimburse them for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement relating to the sale of such securities, or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of such Registration Statement, or contained in the final prospectus or any free-writing prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) if used within the period during which Company is required to keep the Registration Statement to which such prospectus relates current under Section 4.4 (including any extensions of such period as provided in Section 4.5), or the omission or alleged omission to state therein (if so used) a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained in this Section 4.8(a) shall not (x) apply to such losses, claims, damages, costs, expenses, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by such Holder or underwriter for use in connection with preparation of the Registration Statement, any preliminary prospectus, final prospectus contained in the Registration Statement, any free-writing prospectus, or any amendment or supplement thereto, or (y) inure to the benefit of any underwriter or any Person controlling such underwriter, if such

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underwriter failed to send or give a copy of the final prospectus to the Person asserting the claim at or prior to the written confirmation of the sale of such securities to such Person and if the untrue statement or omission concerned had been corrected in such final prospectus.

(b)          In the case of each registration effected by Company pursuant to Section 4.2 or 4.3 above, each Holder and each underwriter of the securities to be registered (each such party and such underwriters being referred to severally, in such capacity, as an “indemnifying party”) shall agree in the same manner and to the same extent as set forth in Section 4.8(a) to indemnify and hold harmless the Company, each Person (if any) who controls the Company within the meaning of Section 15 of the Act, the directors of the Company and those officers of the Company who shall have signed any such Registration Statement, with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, such Registration Statement or any post-effective amendment thereto or any preliminary prospectus or final prospectus or any free-writing prospectus (as amended or supplemented, if amended or supplemented) contained in such Registration Statement, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such indemnifying party for use in connection with the preparation of such Registration Statement or any preliminary prospectus or final prospectus contained in such Registration Statement, any free-writing prospectus, or any such amendment or supplement thereto; provided, however, that the obligation to indemnify shall be several, not joint and several, for each Holder and shall not exceed an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

(c)          Each indemnified party will, promptly after receipt of written notice of the commencement of an action against such indemnified party in respect of which indemnity may be sought under this Section 4.8, notify the indemnifying party in writing of the commencement thereof. In case any such action shall be brought against any indemnified party and it shall so notify an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, with the approval of any indemnified parties, which approval shall not be unreasonably withheld, and to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 4.8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, an indemnified party shall have the right to employ separate counsel (reasonably satisfactory to the indemnifying party) to participate in the defense thereof, but the costs, fees and expenses of such counsel shall be the sole expense of such indemnified party unless the named parties to such action or proceedings include both the indemnifying party and the indemnified party and the indemnifying party or such indemnified party shall have been advised by counsel that there are one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case, if the indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the reasonable expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party, as the case may be, it being understood, however,

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that the indemnifying party shall not, in connection with any such action or proceeding or separate or substantially similar or related action or proceeding in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate counsel at any time for the indemnifying party and all indemnified parties). If the indemnifying party withholds consent to a settlement or proposed settlement by the indemnified party, it shall acknowledge to the indemnified party its indemnification obligations hereunder. The indemnity agreements in this Section 4.8 shall be in addition to any liabilities which the indemnifying parties may have pursuant to law.

(d)          If the indemnification provided for in this Section 4.8 from an indemnifying party is unavailable to an indemnified party hereunder in respect to any losses, claims, damages, costs, expenses, liabilities or actions referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, costs, expenses, liabilities or actions in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the statements or omissions which result in such losses, claims, damages, costs, expenses, liabilities or actions, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party and that party’s relative intent, knowledge, access to information supplied by such indemnifying party or indemnified party and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, costs, expenses, liabilities and actions referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action, suit, proceeding or claim.

4.9.         Delay of Registration. No Shareholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this ARTICLE 4.

4.10.        Preservation of Rights. The Company shall not (a) grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder, or (b) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the Holders in this Agreement.

ARTICLE 5.         CERTAIN AGREEMENTS OF SHAREHOLDERS AND COMPANY

5.1.         Negative Covenant regarding Hostile Activity. During the Governance Restricted Period, each Shareholder shall not, without the prior written consent of the Board and then only to the extent written consent has been obtained: directly or indirectly, solicit proxies, become a “participant” in a “solicitation” (as such terms are defined under Regulation 14A under the Exchange Act), publicly support, knowingly facilitate, initiate, vote in favor of or sell or tender into any Change in Control or Change in Control Proposal that has not been approved by

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a majority of the Board or by Independent Director Approval; provided, however, that nothing in this Agreement is intended to restrict the rights or actions of the Shareholder Designees in their capacity as directors of the Company, including their participation in discussions with other members of the Board, any committee thereof, or Company management, or their decisions to vote as directors in favor of or against a Change in Control Proposal or any other Company action.

5.2.          Voting Agreement. During the Governance Restricted Period, each Shareholder shall cause each share of Shareholder Common Stock owned by such Shareholder to be voted in accordance with the recommendation of the Board set forth in each proxy statement of the Company with regard to persons nominated to serve as members of the Board in such proxy statement and for the election of no other Person; provided, however, that the Shareholders shall not be required to vote in favor of any Board nominees if the seating of such nominees would preclude the election or appointment of the Shareholder Designees as contemplated in Article 6.

5.3.          Independent Director Approval. Notwithstanding anything to the contrary set forth in this Agreement, each Shareholder may publicly support, vote in favor of, approve and tender into any transaction to the extent such transaction has received Independent Director Approval.

5.4.          Acquisitions, Transfers and Votes in Contravention of Agreement. Without limiting any remedies that the Company may be entitled to:

 (a)          any Equity Securities acquired or transferred by a Shareholder in contravention of this Agreement may not be voted on any matter on which shareholders of the Company are entitled to vote, any attempt to vote such Equity Securities shall be a breach of this Agreement and the Company shall not be required to count any such votes, if cast, in determining the result of shareholder voting on any matter; and

 (b)          the Company shall not be required to count, in determining the result of shareholder voting on any matter, any vote of an Equity Security Beneficially Owned by a Shareholder in contravention of this Agreement.

5.5.          Placement of Legends and Entry of Stop Transfer Orders.

 (a)          The Shareholders agree:

(i)          that each book entry position evidencing the shares of Shareholder Common Stock shall bear the following legend:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND ARE SUBJECT TO THE RESTRICTIONS ON DISPOSITION SET FORTH IN AND TO THE OTHER PROVISIONS OF A SHAREHOLDER AGREEMENT, DATED AUGUST 1, 2019, BETWEEN QUAKER CHEMICAL CORPORATION AND THE

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OTHER SIGNATORIES THERETO. COPIES OF SUCH AGREEMENT ARE ON FILE AT THE OFFICE OF QUAKER CHEMICAL CORPORATION.”;

and such additional legends designed to ensure compliance with federal and state laws as counsel for the Company may reasonably request; and

(ii)         to the entry of stop transfer orders with the transfer agents of any shares of Shareholder Common Stock against the transfer of any shares of Shareholder Common Stock, except in compliance with this Agreement.

(b)          The Company agrees that it will, upon receipt of an opinion from counsel reasonably satisfactory to the Company and the applicable Shareholder that it is appropriate to do, instruct the transfer agents of any shares of Shareholder Common Stock to remove legends provided for in Section 5.5(a) and withdraw the stop transfer orders provided for in Section 5.5(b) with respect to such shares of Shareholder Common Stock, (i) to the extent shares of Shareholder Common Stock are sold or otherwise disposed of in accordance with this Agreement and (ii) upon termination of this Agreement.

5.6.         Rule 144 Compliance. With a view to making available to the Shareholders the benefits of Rule 144 under the Act (“Rule 144”) and any other rule or regulation of the Commission that may at any time permit a shareholder to sell securities of the Company to the public without registration, the Company shall during the term of this Agreement:

(a)          make and keep public information available, as those terms are understood and defined in Rule 144;

(b)          use commercially reasonable efforts to file with the Commission all reports and other documents required of the Company under the Act and the Exchange Act; and

(c)          furnish to the Direct Shareholder and any other Shareholder or any of their respective Affiliates who hold Registrable Securities (so long as the Direct Shareholder or such Shareholder or Affiliate owns Registrable Securities), promptly upon written request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Act and the Exchange Act.

5.7.         Transactions Approved by Independent Directors. Notwithstanding any restrictions contained herein, or in any other agreement between the Company and any Shareholder, any Shareholder may sell into any transaction that has received Independent Director Approval.

ARTICLE 6.         BOARD OF DIRECTORS

6.1.         Appointment of Directors. The parties acknowledge that the Board has appointed the three individuals designated by the Direct Shareholder under the Purchase Agreement (who meet the qualifications identified in Section 6.3(a)) to fill the Board Vacancies,

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with each to serve on a different class of the Board, and that at least one of such Shareholder Designees has been appointed to the Board’s audit committee, compensation/management development committee, executive committee, and governance committee.

6.2.         Vacancies. In the event of the death, resignation, retirement, disqualification or removal from office of any Shareholder Designee for any reason, the Shareholders shall have the right, subject to Section 6.3, to designate a replacement for such Shareholder Designee who satisfies the requirements of Sections 6.3(a)(i)-(iii) to fill such vacancy, and the Company shall use reasonable best efforts to cause the Board, subject to the directors’ fiduciary duties, to approve and appoint such replacement.

6.3.         Board and Committee Representation.

 (a)          Subject to Section 6.3(d), the Shareholders shall have the right to nominate a number of individuals for election to the Board at the annual meetings of the Company’s shareholders so as to provide the Shareholders with that percentage representation on the Board (based on the size of the Board at the relevant time of determination) as set forth below, provided that each such nominee is then (i) qualified to serve as a member of the Board pursuant to the Company’s corporate governance policies, the requirements of the Principal Trading Market and applicable Law, in each case, as in effect at the applicable time and (ii) willing to serve as a member of the Board and to comply with the Company’s corporate governance policies, the requirements of the Principal Trading Market and applicable Law (including, without limitation, by filing any necessary or advisable reports with, or providing information to, the Commission).  Subject to the foregoing but notwithstanding the immediately following sentence, any such nominee may be an Affiliate of a Shareholder (other than an officer or employee of a Shareholder or an Affiliate of a Shareholder).  In addition, any such person shall not be eligible for nomination for election if he or she shall have been determined, by a majority of the Independent Directors, to be an employee, officer, director or Affiliate of, or a consultant, representative, independent contractor or agent for, directly or indirectly, a Person that is a competitor of the Company.  Each Shareholder Designee shall serve on a different class of the Board. For purposes of this Section 6.3, the Shareholders shall have the right to nominate: three individuals for election to the Board for so long as their aggregate Percentage Ownership as of the record date for such meeting exceeds 19%; two individuals for so long as such percentage exceeds 14%,  and one individual for so long as such percentage exceeds 10%; provided that if the Company and the Sellers’ Representative (as defined in the Purchase Agreement) mutually agree pursuant to the Purchase Agreement to set the size of the Board at nine directors, then the parties shall mutually agree on different Percentage Ownership percentages than those set forth in this sentence. For the avoidance of doubt, subject to the Shareholders’ rights pursuant to Section 6.3(a), the Company may set the size of the Board.

 (b)          The Company shall use reasonable best efforts to cause each member of the Board to, subject to their fiduciary duties, recommend, in each proxy statement of the Company that sets forth nominees for election to the Board, that the shareholders of the Company vote in favor of the election to the Board of any individuals designated for nomination by the Shareholders pursuant to this Article 6.  If a designated individual nominated by the Shareholders is not elected to the Board by the shareholders of the Company, the Company shall

18

use reasonable best efforts to cause the Board, subject to the directors’ fiduciary duties, to appoint a replacement designated by the Shareholders to serve instead of such individual.

(c)          For so long as any Shareholder Designee is on the Board a Shareholder Designee shall have the right to be a member of each committee of the Board on which he or she is qualified to serve as a member of the committee pursuant to the requirements of the Principal Trading Market, applicable Law and the Company’s corporate governance policies, in each case, as in effect at the applicable time.

(d)          In the event that, at any time, the number of Shareholder Designees exceeds the number of individuals that the Shareholders are entitled to nominate for election to the Board pursuant to Section 6.3(a), the Shareholders shall cause all Shareholder Designees in excess of such number to immediately resign from the Board (and all committees thereof) so that the number of Shareholder Designees does not exceed the number of individuals that the Shareholders are entitled to nominate for election to the Board pursuant to Section 6.3(a).  In the event that, at any time, the Percentage Ownership of the Shareholders is less than 10%, the Shareholders shall cause all Shareholder Designees to immediately resign from the Board (and from all committees thereof) and the Shareholders shall have no right to nominate under this Agreement any representative for election to the Board (and the Company shall have no obligation with respect to any representative of the Shareholders being nominated to the Board).  The Company acknowledges that a Shareholder Designee is eligible to be elected as lead independent director by the Independent Directors, provided that he or she satisfies the applicable requirements of such position of Law, and of the Principal Trading Market.

6.4.          Removal. Nothing in this Agreement shall be construed to impair the rights that the shareholders of the Company may have to remove any member of the Board with or without cause.

ARTICLE 7.          No prior ownership

7.1.          No Prior Ownership. The Shareholders jointly and severally represent and warrant to the Company that, as of the date hereof, the only Equity Securities or other securities (including convertible securities) of the Company owned or Beneficially Owned by any Shareholder is the Shareholder Common Stock.

ARTICLE 8.          TERMINATION

8.1.          Termination. This Agreement shall terminate and be of no further force and effect upon the written agreement of the Company and the Shareholders; provided that, each covenant and restriction shall terminate on the termination date specified within such covenant or restriction, if any; provided further, that such termination shall not release any party of any liability for any breach of this Agreement occurring prior to such termination.

ARTICLE 9.          MISCELLANEOUS

9.1.          Specific Enforcement. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof, in addition

19

to any other remedy to which they are entitled at law or in equity. The parties further agree that no party hereto shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.1, and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

9.2.          Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

9.3.          Assignment; Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of the parties may assign its rights or obligations hereunder without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed; provided, however, that if a Shareholder transfers any shares of the Company to an Affiliate pursuant to Section 2.2(c) or Section 2.3(a), and such Affiliate agrees in writing to be bound by all of the obligations of such transferring Shareholder hereunder, then no such consent shall be required and the rights of the Shareholder under this Agreement in respect of the transferred shares shall be assigned to the Affiliate transferee. No assignment shall relieve the assigning party of any of its obligations hereunder.

9.4.          Amendments. This Agreement may only be amended, modified or supplemented (and any right hereunder extended or waived) by the parties hereto by an agreement in writing signed by all parties.

9.5.          Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.5):

To the Company:	Quaker Chemical Corporation
One Quaker Park
901 E. Hector Street
Conshohocken, PA 19428-2380
	Facsimile:	(610) 832-4496
	E-mail:	traubr@quakerchem.com
	Attention:	Robert T. Traub

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With a copy to:	Drinker, Biddle & Reath LLP
One Logan Square
Suite 2000
Philadelphia, Pennsylvania 19103
	Facsimile:	(215) 988-2757
	E-mail:	Douglas.Raymond@dbr.com
	Attention:	F. Douglas Raymond, III

To any Shareholder:	Gulf Hungary Holding Korlátolt Felelősségű Társaság
BAH Center
2 Furj Street
1124 Budapest, Hungary
	Telephone:	+36-20/940-2900
	Attention:	Judit Rozsa

With a copy (which shall not constitute notice) to:
Mayer Brown LLP
1221 Avenue of the Americas
New York, New York 10020
Facsimile:	(212) 849-5914
E-mail:	rwheeler@mayerbrown.com
Attention:	Reb D. Wheeler

9.6.          Attorneys’ Fees. If any action or proceeding shall be commenced to enforce this Agreement or any right arising in connection with this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party the reasonable attorneys’ fees, costs and expenses incurred by such prevailing party in connection with such action or proceeding.

9.7.          Integration. This Agreement and the other Transaction Documents to which the parties hereto are parties constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

9.8.          Waivers. No failure or delay on the part of either party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

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9.9.          Governing Law.

(a)          This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction).

(b)          ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA IN EACH CASE LOCATED IN THE CITY OF PHILADELPHIA AND COUNTY OF PHILADELPHIA, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.9(c).

9.10.         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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9.11.         Cooperation. The parties hereto shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in this Agreement.

9.12.         Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed on the date first above written.

COMPANY

QUAKER CHEMICAL CORPORATION

By:	/s/ Robert T. Traub
Name:	Robert T. Traub
Title:	Vice President, General Counsel and Corporate Secretary

[Shareholder Agreement Signature Page]

Gulf Hungary Holding Korlátolt Felelősségű Társaság

By:	/s/ Rozsa Judit
Name:	Rozsa Judit
Title:	Managing Director 1

By:	/s/ Michael Kelleher
Name:	Michael Kelleher
Title:	Director

[Shareholder Agreement Signature Page]

GOCL Corporation Limited

By:	/s/ Subhas Pramanik
Name:	Subhas Pramanik
Title:	Managing Director

[Shareholder Agreement Signature Page]

gulf oil international, LtD.

By:	/s/ Benjamin Booker
Name:	Benjamin Booker
Title:	Director

[Shareholder Agreement Signature Page]